EXHIBIT 11

                      APPLIED MICROSYSTEMS CORPORATION

                     COMPUTATION OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                                          1997             1996
                                                    --------------  ----------------
Average shares outstanding                                   6,798       6,523
Net effect of dilutive stock warrants and options
  based on the treasury stock method using average
  market price                                                 595         605
                                                            ------      ------
Total                                                        7,393       7,128
                                                            ======      ======
Net Income                                                  $1,012        $967
                                                            ======      ======
Per share amount                                             $0.14       $0.14
                                                            ======      ======
                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                          1997             1996
                                                    --------------  ----------------
Average shares outstanding                                   6,749       6,468
Net effect of dilutive stock warrants and options
  based on the treasury stock method using average
  market price                                                 524         629
                                                            ------      ------
Total                                                        7,273       7,097
                                                            ======      ======
Net Income                                                  $1,701      $2,665
                                                            ======      ======
Per share amount                                             $0.23       $0.38
                                                            ======      ======

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